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                                                                    Exhibit 5.01
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                              November 15, 1999

Onsale, Inc.

1350 Willow Road, Suite 100

Menlo Park, CA 94025


Gentlemen/Ladies:

      At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about November __, 1999 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,631,333 shares of your Common Stock, $0.001 par value (the "Stock"), subject to issuance as follows:

      (a) an aggregate of 289,723 shares of Stock subject to issuance by you upon the exercise of purchase rights granted or to be granted under your 1996 Employee Stock Purchase Plan, as amended and restated through March 16, 1998 (the "Purchase Plan"); and

      (b) an aggregate of 1,341,610 shares of Stock, subject to issuance by you upon the exercise of options granted or to be granted under your 1995 Equity Incentive Plan, as amended and restated through September 10, 1999 (the "Equity Incentive Plan").

      In rendering this opinion, we have examined the following:

      (1) your registration statement on Form 8-A filed with the Commission on March 11, 1997 (File No. 000-21945), together with the order of effectiveness issued by the Commission therefor on April 17, 1997;

      (2) the Registration Statement, together with the exhibits filed as a part thereof;

      (3)  the prospectus prepared in connection with the Registration
           Statement;

      (4) the Purchase Plan and related award grant and exercise agreement forms;

      (5) the Equity Incentive Plan and related award grant and exercise agreement forms;

      (6) the minutes of meetings and actions by written consent of your stockholders and Board of Directors that are contained in your minute books that are in our possession;

      (7) summary report from you confirming the number of options, warrants and any other rights to acquire shares of your capital stock outstanding as of the date of this letter;
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      (8)  oral verification from your transfer agent of the number of outstanding shares of your Common Stock as of the date of this letter; and

      (9) a Management Certificate addressed to us and dated of even date herewith executed by you containing certain factual and other representations.

      We have also have confirmed the continued effectiveness of your registration under the Securities Act of 1934, as amended, by telephone call to the offices of the Commission and have confirmed your eligibility to use
Form S-8.

      In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and the completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

      As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not
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aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

      We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and (without reference to any case law or secondary sources) the existing Delaware General Corporation Law.

      In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded or been made subject to any Commission stop order and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock.

      Based upon the foregoing, it is our opinion that (a) the up to 289,723 shares of Stock to be issued and sold by you upon the exercise of the purchase rights granted or to be granted under the Purchase Plan, when issued and sold in accordance with the manner referred to in the prospectus associated with the Registration Statement, the Purchase Plan and stock purchase agreements to be entered into thereunder and (b) the up to 1,341,610 shares of Stock to be issued and sold by you upon the exercise of the stock options granted or to be granted under the Equity Incentive Plan, when issued and sold in accordance with the manner referred to in the prospectus associated with the Registration Statement, the Equity Incentive Plan and the stock option agreements to be entered into thereunder, will be validly issued, fully paid and nonassessable.

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      We consent to the use of this opinion as an exhibit to the Registration
Statement and further consent to all references to us, if any, in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto.

      This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                    Very truly yours,

                                    FENWICK & WEST LLP

                                    By: /s/   Horace L. Nash
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                                       Horace L. Nash, a Partner


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